Exhibit 99.2

FOR IMMEDIATE RELEASE

September 4, 2012

Huron Consulting Group Announces Huron Legal Leadership

Appointment Focused on Business Expansion

James K. Rojas to Join Huron Legal

CHICAGO – September 4, 2012 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced that James K. Rojas has been appointed to the role of managing director and leader of Strategic Growth and the Advisory business for Huron Legal. This new position is focused on pursuing strategic growth opportunities for the Company’s Legal Consulting segment.

Rojas will join Huron Legal’s leadership team reporting to Shahzad Bashir, executive vice president and head of Huron Legal. His responsibilities will include assisting with the strategic planning and direction of the Company’s new offerings and service lines in the legal marketplace and providing leadership to the Advisory business. Prior to this appointment, Rojas served as the Company’s chief operating officer (COO). He is one of the founders of Huron, and rejoined the Company in 2009 from Stop & Shop and Giant Supermarket Company.

“Our Legal Consulting segment has significant opportunities to grow beyond the current services it offers to corporate law department and law firm clients,” said James H. Roth, president and chief executive officer, Huron Consulting Group. “Jim has been very effective in his role as COO over the last year and a half, and has done a tremendous job of aligning and building our corporate resources to support our corporate mission. We look forward to Jim’s leadership in this new role to assist in the growth of Huron Legal.”

“I am very excited to be taking on this new role,” said Rojas. “Even with Huron Legal’s significant growth record over the last several years, we believe there are substantial opportunities to expand our business serving the current and developing legal marketplace. I look forward to working with the team to pursue these growth opportunities.”

“In Jim’s prior role as COO, he was actively involved with our people and our client offerings, and in each of the acquisitions that Huron Legal has recently completed in the U.S. and the U.K.,” said Shahzad Bashir, executive vice president, Huron Legal. “Jim is ideally matched to help us grow Huron Legal, and we look forward to his leadership in helping us pursue new growth prospects for our business in this fast changing and demanding global marketplace.”

The Company does not intend to fill the role of COO at the present time. Huron’s chief financial officer, C. Mark Hussey, will assume many of the functional responsibilities previously handled by Rojas.

About Huron Legal

Huron Legal provides advisory and business services to assist law departments and law firms to enhance organizational effectiveness and reduce legal spend. Huron Legal advises on and implements strategy, organizational design and development, outside counsel management, operational efficiency, and discovery solutions, and provides services relating to the management of matters, contracts, documents, records, digital evidence and e-discovery. Huron Legal is not a law firm; it does not offer, and is not authorized to provide, legal advice or counseling in any jurisdiction. Learn more at www.huronconsultinggroup.com/legal.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “meets,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to future indemnity costs for former employees with respect to the restatement. In addition, these forward-looking statements reflect our current expectation about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

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